EXHIBIT 1.2

Guilford Pharmaceuticals Inc.
6611 Tributary Street
Baltimore, Maryland 21224

                   January 16, 2001

Mr. Joseph A. Smith
Managing Director
Ladenburg Thalmann & Co. Inc.
590 Madison Avenue
New York, New York 10022

RE: PLACEMENT AND CLEARANCE OF GUILFORD
PHARMACEUTICALS INC. COMMON STOCK

Dear Joe:

      The purpose of this letter agreement (this “Agreement”) is to set forth the terms and conditions upon which you have served as the placement agent for the sale of shares of the Common Stock, par value $.01 per share (the “Shares”), of Guilford Pharmaceuticals Inc. (“Guilford”), to the purchaser and in the amount listed on the Schedule attached to this Agreement (the “Purchaser”) pursuant to certain Stock Purchase Agreements between the Purchaser and Guilford dated January 12, 2001 (the “Stock Purchase Agreements”).

      In consideration for the services that you have provided and will provide to Guilford in connection with the sale of the Shares to the Purchaser as contemplated in this Agreement, Guilford shall pay to you, by wire transfer of immediately available funds, a placement agency fee of $0.50 per share, multiplied by the total number of Shares sold to the Purchaser pursuant to the Stock Purchase Agreements (the “Placement Agent Fee”) promptly following the date of the settlement of the sale of the Shares (the “Closing Date”). No other fees or expenses shall be owed by Guilford to you in connection with the offer or sale of the Shares.

      Guilford hereby represents and warrants to you the following:

      (g) Guilford meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). A registration statement (Registration No. 333-50210) on Form S-3 relating to the Shares (the “Registration Statement”), including a form of prospectus relating to the Shares (the “Prospectus”) and such amendments to such registration statement as may have been required, has been prepared by Guilford, under the provisions of the Securities Act, and the rules and regulations (collectively referred to as the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, and has been filed with the Commission.

      (h)    Each part of the Registration Statement, when such part became or becomes effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at each Closing Date, conformed or will conform in all material respects with the requirements of the Securities Act and the Rules and Regulations. Each part of the Registration Statement, when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at each Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information relating to you furnished to Guilford by you, specifically for use in the Registration Statement, the Prospectus or any amendment or supplement thereto.

      (i)    Guilford is duly organized, validly existing and in good standing under the laws of Delaware. Guilford has full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. Guilford is duly licensed or qualified to do business and in good standing as a foreign organization in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified will not have a material adverse effect on the ability of Guilford to carry on its business as presently conducted.

      (j)    Guilford has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized and validly executed and delivered by Guilford and is a legal, valid and binding agreement of Guilford enforceable against Guilford in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or other laws affecting creditors’ rights generally and equitable principles of general applicability.

      (k)    The issuance and sale of the Shares have been duly authorized by Guilford, and the Shares, when issued and paid for in accordance with the Stock Purchase Agreements, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights. The Shares, when issued, will conform in all material respects to the description thereof set forth in the Prospectus.

      (l)    Except as set forth in the Prospectus, there is not pending or, to the knowledge of Guilford, threatened any action, suit or proceeding to which Guilford or any of its subsidiaries is a party, before or by any court or governmental agency or body, that could reasonably be expected to result in any material adverse change in the business, properties, prospects, condition (financial or otherwise) or results of operations of Guilford and its subsidiaries, taken as a whole, or that could reasonably be expected to materially and adversely affect the properties or assets thereof considered as a whole.

      From and after the date of this Agreement, Guilford shall indemnify you from and against any and all losses, claims, damages, liabilities and expenses incurred by you, under the Securities Act, the Exchange Act of 1934, as amended, or otherwise, insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus, or any amendments or supplements to the Registration Statement or the Prospectus, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Guilford, however, shall not be required to indemnify you to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any document in reliance upon and in conformity with written information furnished to Guilford by you.

      You acknowledge and represent to Guilford that you have provided copies of the Prospectus to the Purchaser so that the representations of Guilford set forth in Section 2(c) of the Stock Purchase Agreements are true and correct as of the date of the Stock Purchase Agreements. Further, you covenant to deliver to the Purchaser on or prior to the date the Shares are delivered to the Purchaser the supplement to the Prospectus furnished to you by Guilford relating to the sale of the Shares.

      This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to its conflicts of law principles. Any dispute arising out of this Agreement shall be adjudicated in the courts of the State of Maryland or in the federal courts sitting in the District of Maryland – Northern Division.

      This Agreement constitutes the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Agreement.

      This Agreement may be modified or amended only in a writing signed by you and Guilford.

      If the terms of this Agreement are acceptable to you, please countersign this Agreement in the space below and return a fully executed copy of this Agreement to Thomas C. Seoh, Senior Vice President, Secretary and General Counsel, Guilford Pharmaceuticals Inc., 6611 Tributary Street, Baltimore, Maryland 21224.

Very truly yours,

GUILFORD PHARMACEUTICALS INC.

By: /s/ ANDREW R. JORDAN Andrew R. Jordan Senior Vice President and Chief Financial Officer

ACCEPTED AND AGREED TO
AS OF THIS 16TH DAY OF JANUARY 2001

LADENBURG THALMANN & CO. INC.

By: /s/ JOSEPH A. SMITH
Name: Joseph A. Smith
Title: Managing Director

SCHEDULE TO PLACEMENT AGENCY FEE LETTER AGREEMENT
DATED AS OF JANUARY 16, 2001 BETWEEN
GUILFORD PHARMACEUTICALS INC. AND LADENBURG THALMANN & CO. INC

Purchaser	Number of Shares	Purchase Price

Radyr Group Investments Ltd.	161,000	$2,817,500

AGREED:

GUILFORD PHARMACEUTICALS INC.

By:	/s/ ANDREW R. JORDAN

Andrew R. Jordan Senior Vice President and Chief Financial Officer

LADENBURG THALMANN & CO. INC.

By:	/s/ JOSEPH A. SMITH
Name: Joseph A. Smith Title: Managing Director